Exhibit 10.17

                              MANAGEMENT AGREEMENT


      This MANAGEMENT AGREEMENT ("Agreement") is made as of December 29, 2000 between Adelphia Business Solutions Operations, Inc., a Delaware corporation (the "Manager") and ACC Operations, Inc., a Delaware corporation (the "Company").

      Manager has experience and expertise in the construction, design, engineering, maintenance, operation, management, marketing, regulatory processing, accounting, financial reporting and network monitoring associated with competitive local telecommunications networks and local switch networks.

      The Company provides competitive local telecommunications and all switch related business services and desires to have the Manager manage the provision of these services for the Company's network and local switch network in the geographic areas listed on Schedule I attached hereto and made a part hereof (the "Network") under the direction and control of the Company. The Company, the Manager and their respective affiliates collectively own all necessary federal, state or local franchises, licenses, permits or other governmental authorizations in connection with the ownership and operation of the Network.

      Manager is willing to provide such management services on the terms and subject to the conditions contained in this Agreement.

      In consideration of the foregoing and intending to be legally bound hereby, the Manager and the Company agree as follows:

1.    Appointment of Manager.

      Subject to the Company's oversight, review, supervision and control, the Company hereby appoints the Manager as its sole and exclusive agent to manage and supervise the development and operation of the Network during the term of this Agreement with those powers, authority and duties that are specified herein. The Manager hereby accepts such appointment and agrees to perform its obligations and responsibilities hereunder. The Manager acknowledges that all facilities and equipment used or employed in the development, construction and operation of the Network, other than leased equipment or equipment owned by the Manager or other contractors, shall remain the property of the Company and the Company shall have the unfettered use and ownership of all such facilities and equipment. The Manager further acknowledges that all of the employees of the Company are employed solely by the Company and the Manager shall not direct any of such employees to take any action or perform any task that is not for the direct benefit of the Company. The Manager shall devote such time and resources as are necessary to ensure proper and efficient operation of the Network and shall make available to the Network the full range of its expertise and experience. The Company hereby grants to the Manager complete access or, if less, as much access as the Company has to all of the fiber optic and other facilities which are owned or leased by the Company and which constitute the Network in order to permit Manager to perform its obligations hereunder.

2.    Services.

      (a) General. Subject to the oversight, review, supervision and control of the Company and subject to all applicable laws and regulations, the Manager shall be responsible for the development, planning, management and operation of the Network. To this end, the Manager shall provide supervision of all (i) administrative, accounting, billing, credit, collection, insurance, purchasing, clerical, financial reporting and such other general services as may be necessary to the administration of the Network; (ii) operational, engineering, maintenance, repair and such other technical services as may be necessary to the construction and operation of the Network; (iii) sales, advertising and such other promotional services as may be necessary to the marketing of the Network; and (iv) legal and regulatory compliance of the Company and the Network including the filings of tariffs required by applicable state and federal regulatory agencies. Consistent with the foregoing and with sound commercial practice, the Manager shall use its best efforts to render or obtain such services and perform or cause to be performed such duties as shall be necessary or appropriate for the construction, management and operation of the Network, including, without limitation, those duties as are more specifically set forth on Schedule II annexed hereto and made a part hereof. All of such services shall be rendered by the Manager subject to the approval of the Company.

      (b) Consolidation of Purchases. In arranging for the provision of goods and services to the Company, including without limitation the services referred to in Subsection 2(a) hereof, the Manager may make arrangements to consolidate the purchase of such goods and services with purchases for other facilities or systems operated or managed by the Manager; provided that all such purchases are on terms no less favorable than those that could reasonably be obtained by the Company on an unconsolidated basis and that the Company shall not reimburse the Manager for any costs for such goods or services in excess of the Manager's direct, out-of-pocket costs therefor.

      (c) Agency. All actions taken by the Manager under the provisions of Subsection 2(a) hereof shall be taken as agent of the Company.

      (d) Consent Required. Notwithstanding any provision to the contrary in this Agreement or in Schedule II, the Manager shall not, without the prior written consent of the Company:

            i. settle or initiate any claim or litigation involving the Network;

            ii. enter into any collective bargaining contract or personal service agreement with any employee or employees of the Company;

            iii. lend money on behalf of the Company, or assign, transfer, or pledge any debts due the Company, or release or discharge any debt due or compromise any claim exceeding $25,000;

            iv. enter into any joint venture, arrangement or business enterprise on behalf of the Company, or obligate the Company to any undertakings other than those in the ordinary course of business of the Network;

            v. enter into any transaction with any affiliate of the Manager or the Company;

            vi. knowingly take or fail to take any action that violates (i) any law, rule or regulation relating to the Network; (ii) any agreement, arrangement or undertaking to which the Company is a party; (iii) any federal, state or local franchise, license, permit or other governmental authorization granted to the Company, the Manager or any of their respective affiliates in connection with its ownership and operation of the Network; or (iv) any judicial or administrative order or decree to which the Company is subject or by which any of the Company's properties or assets are bound;

            vii. sell, assign, transfer or otherwise dispose of, or hypothecate or encumber in any way, any assets belonging to the Company other than in the ordinary course of business or where no longer useful in the business or operations of the Network;

            viii. take any action to obtain or amend or agree to amend any federal, state, or local franchise, license, permit, or other governmental authorization granted to the Company, the Manager or any of their respective affiliates in connection with its ownership and operation of the Network;

            ix. borrow money on behalf of the Company or negotiate or enter into other forms of financing for the Network, including any capital lease, other than customer credit agreements with persons who supply goods or services to the Network;

            x. amend any lease of any fiber optic facilities entered into by the Company; or

            xi. cause or permit the Company to exceed its capital or expense Budget (as such term is defined in Schedule II) by more than fifteen percent (15%) for any calendar year.

3. Regulatory Compliance. The Manager is expressly authorized to provide the services contemplated herein, and recognizes that each of the Company and the Manager is or may be required to be licensed or otherwise authorized by federal and state regulatory authorities with respect to its business activities as they relate to the Network At the Company's request, the Manager shall apply for or supervise the applications of the Company for any such licenses and shall prepare and submit or supervise the preparation and submission of all regulatory filings, including tariffs. Without limiting the generality of the foregoing, if any regulatory authority or agency determines that any provision of this Agreement violates any rule, policy or regulation, both parties shall make good-faith efforts immediately to correct the problem and to bring this Agreement into compliance.

4.    Company Responsibilities.

      (a) Information and Equipment. The Company shall provide Manager, at the Network or, to the extent necessary, at the Manager's network monitoring and control center ("NCC"), with all information, local equipment and software and connecting facilities necessary to allow the Manager to provide the services for the Network described in Section 2, including without limitation those set forth on Schedule II, and cooperate and comply with the procedures developed to implement those services. Additional sites to be monitored by the Manager pursuant to Schedule II may be added on at least five (5) business days' notice to the NCC. All equipment to be monitored at the Network by the Manager must be approved by the Manager as compatible with its monitoring system. The Manager shall purchase the equipment and connecting facilities on behalf of the Company as part of the construction of the Network.

      (b) Compliance with FCC Licenses, Franchises, and Permits. Notwithstanding anything in this Agreement to the contrary, the Company, the Manager or any of their respective affiliates shall, as applicable, continue to be the franchisee, licensee and permittee of all federal, state, or local franchises, licenses, permits and other governmental authorizations that are necessary to the conduct of the business or operations of the Network (collectively, the "Licenses"). The Company and the Manager shall each retain ultimate responsibility for compliance with the laws and the rules, regulations and policies of the Federal Communications Commission and all state and local regulatory authorities for those Licenses respectively by them. The Company and the Manager agree to remain in compliance with the rules, regulations and policies of all governmental authorities from which the Company, the Manager or any of their respective affiliates has received Licenses. Unless otherwise agreed to by the Company and the Manager in writing, the Company and the Manager agree that they shall not take any action that would violate any License or that could reasonably be expected to cause the cancellation, revocation, or adverse modification of any License or that could be expected to otherwise impair the good standing or renewal of any License.

      (c) Maintaining Licenses. The Company and the Manager, as applicable, shall take or cause to be taken all reasonable and appropriate steps necessary to keep the Licenses in full force and effect and in good standing. The Company and the Manager shall prepare and submit to each relevant authority all reports, applications, renewals, filings or other documents necessary to do so and respond promptly to all regulatory correspondence or inquiries and any and all adversarial pleadings of whatever nature filed with the FCC or any State or local authority and each will immediately notify the other of the receipt thereof.

5.    Payments.

      (a) Fees. In consideration for the services to be performed herein, the Company shall pay to the Manager an ongoing fee per month of $60,000, increasing by four percent per year for the term of this Agreement. The Company shall pay such fee in equal monthly installments on the first day of each calendar month during the term of this Agreement. Furthermore, the Manager will be eligible for a quarterly performance bonus based on the recommendations of the Company. In accordance with the above terms and conditions a mutually agreed upon bonus plan will be initiated.

      (b) Expense Reimbursement. Subject to the Budgets (as defined in Schedule
II), the Company shall reimburse the Manager for travel, meals, lodging and other reasonable out-of-pocket expenses incurred in carrying out the duties and responsibilities of the Manager in this Agreement upon verification and provision of appropriate records. Subject to the Budgets, the Company shall also reimburse the Manager for costs associated with outside accounting, tariff and legal services that may be required beyond the normal day-to-day management and operation of the Network.

6.    Term.

      (a) Renewal. This Agreement shall commence on December 31, 2000 and, subject to Section 6(b) hereof, the initial term of this Agreement shall end on the day prior to the third anniversary of the date of commencement. This Agreement shall automatically renew thereafter for additional periods of three
(3) years, unless either party notifies the other, in writing, at least sixty
(60) days prior to the then current term of its intention that such renewal shall not occur.

      (b) Automatic Termination. Notwithstanding the foregoing, this Agreement shall terminate on the earliest to occur of (i) thirty (30) days after the date that the Company's or the Manager's legal ability to operate the Network terminates or is materially impaired; provided, however, that if such party can cure the defect and commence operations within the thirty-day period specified herein, this Agreement shall not terminate under this subparagraph (i), (ii) the date this Agreement terminates pursuant to Section 9 hereof, or (iii) the date in which either the Company or the Manager incur a Change of Control (as defined below), unless both parties agree prior to such Change of Control that upon the expiration of the then current term to renew this Agreement for an additional six (6) years.

      (c) Definitions. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred with respect to the Company if, after the date hereof, members of the John Rigas family fail to collectively (i) own directly or indirectly at least 50.1% of the outstanding voting stock of Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), or (ii) have the ability, directly or indirectly, to select a majority of the members of the Board of Directors of Adelphia. A "Change of Control" shall be deemed to have occurred with respect to the Manager if, after the date hereof, Adelphia fails to (i) own directly or indirectly at least 50.1% of the outstanding voting stock of Adelphia Business Solutions, Inc., a Delaware corporation ("ABS"), or (ii) have the ability, directly or indirectly, to select a majority of the members of the Board of Directors of ABS.

7. Proprietary Information. Each party acknowledges that, in the course of the performance of this Agreement, it may have access to privileged and proprietary information claimed to be unique, secret and confidential, and which constitutes the exclusive property or trade secret of the other, and the parties acknowledge that they are in a confidential relationship with each other. To the extent that (a) any information is marked with a restrictive notice or otherwise tangibly designated as proprietary or (b) the disclosing party advises the receiving party orally or in writing that information is proprietary, the receiving party agrees to maintain the confidentiality of the proprietary information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the proprietary information. Neither party may duplicate or copy proprietary information of the other party other than to the extent necessary for legitimate business uses in connection with this Agreement. The receiving party shall be excused from these nondisclosure provisions if (a) the receiving party can demonstrate the proprietary information has been, or is subsequently, made public by the disclosing party or is independently developed by the receiving party, (b) the disclosing party gives its written consent to the disclosure of the proprietary information, or (c) the disclosure is required by law. The provisions of this Section shall survive the termination or expiration of the term of this Agreement.

8.    Representations and Warranties.

      (a) The Company hereby represents and warrants to the Manager as follows:

            i. the Company is duly organized and validly existing in the State of Delaware and is duly qualified as a foreign corporation in any state where such qualification is necessary;

            ii. the Company has full power and authority to enter into this Agreement and perform its obligations hereunder;.

            iii. the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Company and do not violate the organization documents or any other agreement to which the Company is a party or by which it or the Network is bound; and

            iv. this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as enforcement may be limited by bankruptcy or insolvency laws).

      (b) The Manager hereby represents and warrants to the Company as follows:

            i. the Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business in any state where such qualification is necessary;

            ii. the Manager has full power and authority to enter into this Agreement and perform its obligations hereunder;

            iii. the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Manager, and do not violate the Certificate of Incorporation or the Bylaws of the Manager or any other agreement to which the Manager is a party or by which it or its assets are bound; and

            iv. this Agreement constitutes a legal, valid and binding obligation of the Manager, enforceable against it in accordance with its terms (except as enforcement may be limited by bankruptcy or insolvency laws).

9.    Events of Default and Remedies.

      (a)   Events of Default.

            i. By the Company. The Company shall be in default under this Agreement if it fails to make any payment pursuant to Subsection 5(a) or 5(b) hereof within thirty days after the date on which such payment was due unless, in the case of a payment pursuant to Subsection 5(b) hereof, the same shall be contested in good faith.

            ii. By Either Party. A party shall also be in default under this Agreement upon the occurrence of any of the following events (regardless whether any such event is voluntary or involuntary or occurs by operation of law or pursuant to any judgment, decree, order, rule or regulation of any court or administrative or governmental body):

                  a. the failure of such party to perform or observe in any material respect any covenant or agreement to be performed or observed by it hereunder, including, without limitation, those referred to on Schedule II annexed hereto and made a part hereof, and the continuation of such failure for a period of thirty days after such party receives written notice thereof; provided, however, that no such notice shall be required if, in the reasonable business judgment of the other party, such failure is willful or could jeopardize the economic viability of the other party;

                  b. the entering by a court or governmental authority of competent jurisdiction of an order appointing a custodian, receiver, trustee, intervenor or other officer with similar powers with respect to such party or with respect to any substantial part of its property, or constituting an order for relief or approving a petition in bankruptcy or insolvency under the law of any jurisdiction, or ordering the dissolution, winding up or liquidation of such party, provided that any such petition that is filed involuntarily against such party is not dismissed within sixty (60) days thereafter, or an order shall have been issued granting such party a suspension of payments under applicable law and any such order is not dismissed within sixty (60) days thereafter;

                  c. such party or any of its affiliates ceasing to have any one or more of the material franchises, licenses, agreements, certificates, concessions, permits, rights or privileges material to the conduct of the business and operations of the Network or the Manager, as the case may be, if
(1) the loss is not remedied by the obtaining of a replacement franchise, license, agreement, certificate, concession, permit, right, or privilege within sixty (60) days of the loss thereof and (2) the loss has a material adverse effect upon the ability of either party to perform its obligations hereunder; or

                  d. any of the representations or warranties of such party contained herein shall cease to be true in any material respect.

            iii. By the Manager. The Manager shall be in default under this Agreement upon the occurrence of any of the following events:

                  a. Failure to meet the reasonably defined telephony standards as defined by Belcore and the continuation of such failure for a period of thirty (30) days after the Manager receives written notice thereof from the Company,

                  b. Exceeding the capital or expense Budgets by more than fifteen percent (15%) for any calendar year without the prior written authorization of the Company; or

                  c. Failure to implement any system or provide any services described in Section 2, including without limitation those set forth on Schedule II, in accordance with the time table for such systems and services set forth in the Initial Business Plan of the Network, as amended from time to time by the Company, without the prior written consent of the Company and the continuation of such failure for a period of thirty (30) days after the Manager receives written notice thereof from the Company.

      (b) Remedies. Upon the occurrence and during the continuance of any event of default and expiration of any related cure period, the non-defaulting party may, at its option, terminate this Agreement by written notice, which shall be effective immediately. This remedy is not intended to be exclusive, and all remedies shall be cumulative and may be exercised concurrently with any other remedy available to Manager or the Company at law or in equity. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES AS A RESULT OF THE PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT; PROVIDED, THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY THE PARTIES HERETO SHALL BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES WHICH RESULT FROM AN INTENTIONAL BREACH BY A PARTY OF ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT WHICH BREACH CONTINUES AFTER NOTICE AND A REASONABLE OPPORTUNITY TO CURE. ANY NOTICE DELIVERED PURSUANT TO THE PRECEDING SENTENCE MUST BE IN WRITING AND MUST CLEARLY SPECIFY THAT THE BREACH IS INTENTIONAL AND SUBJECT TO SPECIAL AND CONSEQUENTIAL DAMAGES UNDER SECTION 9(b) OF THE MANAGEMENT AGREEMENT.

      (c) Other Termination Right. If the Network is not constructed, or does not operate, in accordance with any one or more of the Budgets, the Company may, in addition to such other remedies as it may have, terminate this Agreement by sixty (60) days written notice to the Manager, which shall be effective on the date specified in the notice.

      (d) Performance After Termination. After receipt of written notice of termination, but prior to the effective date of such termination, the Manager shall continue to perform under this Agreement unless specifically instructed to discontinue such performance.

      (e) Termination Transition. On the effective date of any termination, or before such date if so instructed, the Manager shall relinquish to the Company, or its designee, possession of all property of the Network and the Company, including but not limited to, all documents, data and records pertaining to the Network. The Manager and Company shall use their best efforts to ensure a smooth transition in the event of termination.

10.   Indemnification.

      (a) General. The Manager shall not be liable for, and the Company shall indemnify and save and hold the Manager and its officers, members, directors, employees and agents harmless from and against, any and all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation or defense of any claim and the time devoted thereto by personnel of the Manager, whether or not as the result of judicial compulsion) (collectively, "Claims") resulting from or arising out of this Agreement or the acceptance or performance of duties or rendering of services by the Manager under this Agreement, except that the Company shall have no liability hereunder in respect of any claim relating to any act or omission of the Manager or any of its affiliates, officers, directors, employees or agents (i) not taken or made in good faith in the reasonable belief that such act or omission was in the best interest of the Company or (ii) that constitutes negligence, gross negligence, recklessness, or willful misconduct. The Manager shall indemnify and save and hold the Company and its officers, stockholders, directors, employees and agents harmless from and against any and all Claims resulting from or arising out of the Manager's negligence, gross negligence, recklessness or willful misconduct under this Agreement. The indemnifying party shall advance all costs and expenses incurred by the indemnified party in defending any claim in advance of the final disposition thereof; provided, however, that if it is ultimately determined by a court of competent jurisdiction (from whose decision no appeals may by taken or the time for appeal has lapsed) that the indemnified party was not entitled to indemnity therefor hereunder, the indemnified party shall repay all amounts so advanced. The indemnified party shall deliver to the indemnifying party statements of the costs and expenses so incurred not more frequently than monthly; and the indemnifying party shall pay to the indemnified party the amounts shown on such statements to be due within fifteen (15) days after receipt of such statements.

      (b) Procedure. Any party asserting a right to indemnification under this Section shall so notify the other in writing. If the facts giving rise to such indemnification involve any actual or threatened claim or demand by or against a third party, the indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, if the indemnifying party notifies the indemnified party in writing of its intention to do so within twenty days after its receipt of notice from the indemnified party. The indemnified party shall have the right, however, at its own expense, to participate in such proceeding through counsel of its own choosing. Each indemnified party shall, to the extent requested by the indemnifying party and at the indemnifying party's expense, cooperate in the prosecution or defense of any claim and shall furnish any records, information, and testimony and attend any conferences, discovery proceedings, hearings, trials and appeals that the indemnifying party reasonably requests in connection therewith.

      (c) Survival. The provisions of this Section shall survive the termination or expiration of the term of this Agreement.

11.   Assignment of Rights.

      (a) Consent Required. Except as otherwise provided in this Agreement, neither the Manager nor the Company shall assign its rights under this Agreement, or the privileges hereby granted, without the consent of the other party, except that either party may, without the consent of the other party, assign its rights under this Agreement, or the privileges hereby granted, to a controlled subsidiary; provided, however, that the assignor shall remain secondarily liable for payment and performance by its subsidiary hereunder.

      (b) Assignments in Writing. Any permitted assignment by the Manager or the Company shall be in writing and shall state the terms and conditions of the assignment. The assignee shall agree in writing at the time of the assignment to keep and abide by all the terms and conditions of this Agreement.

12. Force Majeure. Neither party shall be liable to the other for any failure of performance under this Agreement due to causes beyond its control, including fire, flood or other catastrophes; any law, order, regulation, direction, action, or request of the United States Government, or of any other government, including state and local governments having or claiming jurisdiction over such party, or of any department, agency, commission, bureau, corporation or other instrumentality of any one or more of these federal, state or local governments, or of any civil or military authority; national emergencies; unavailability of materials or rights-of-way; insurrections; riots; wars; or strikes, lock-outs, significant work stoppages or other significant labor difficulties. In the event of any delay resulting from such causes, upon notice to the other party promptly following the occurrence of the event giving rise to the delay, the time for performance hereunder shall be extended for a period of time reasonably necessary to overcome the effects of such delay.

13.   Miscellaneous.

      (a) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument; and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one counterpart.

      (b) Captions; Gender. Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

      (c) Governing Law and Binding Effect. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely therein without giving effect to the conflicts of laws principles thereof. This Agreement shall also be governed by and construed and enforced in accordance with applicable federal law. This Agreement shall bind and inure to the benefit of each of the parties and their permitted successors and assigns.

      (d) Waivers and Amendments. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing adopted, in the case of an amendment, by each party and, in the case of a waiver, consent or discharge, by the party against whom enforcement of such instrument is sought. Any consent by either party to, or waiver of, a breach by the other party shall not constitute a waiver or consent to any subsequent or different breach. If either party fails to enforce a breach of this Agreement by the other party, such failure to enforce shall not be considered a consent to or a waiver of that breach or of any subsequent breach for any purpose whatsoever.

      (e) Relationship Not a Company. The Manager shall serve as an independent contractor in rendering the services set forth herein and its employees shall not be employees of the Company. The Manager, shall take no action, nor omit to take any action, that would lead a reasonable person to believe that the Manager has any relationship to the Company other than that of an agent to its principal.

      (f) Notices. All notices and other communications hereunder shall be in writing and deemed to have been duly given if: (a) mailed via first class, registered or certified mail, return receipt requested, postage prepaid; (b) delivered by courier or overnight courier providing written evidence of receipt for hand delivery; or (c) transmitted via telecopy:

      To Manager:

      Adelphia Business Solutions Operations, Inc.
      1 North Main Street
      Coudersport, Pennsylvania 16915
      Attention:  John Glicksman, Esq.
      Telecopy:   814-274-8243

                  With a copy to:

                  Adelphia Business Solutions Operations, Inc.
                  1 North Main Street
                  Coudersport, Pennsylvania 16915
                  Attention:  Ed Babcock
                  Telecopy:   814-274-9863

      To Company:

      ACC Operations, Inc.
      One North Main Street
      Coudersport, PA 16915
      Attention:  Timothy Rigas
      Telecopy:   814-274-0413

                  With a copy to:

                  Adelphia Communications Corporation
                  1 North Main Street
                  Coudersport, Pennsylvania 16915
                  Attention:  Colin Higgin, Esq.
                  Telecopy:   814-274-6586

Either party hereto may change its mailing address by giving notice to the other pursuant to the provisions of this Subsection.

      (g) Disclaimers. THERE ARE NO AGREEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN.

      (h) Entire Agreement. This Agreement constitutes the entire agreement between the Manager and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, or undertakings, oral or written, between the Manager and the Company relating to the transactions contemplated hereby which are not fully expressed or referred to herein.

      (i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

      (j) Further Assurances. Each party agrees to execute all such further instruments and documents and to take all such further actions as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

      (k) Regulatory Approval. The effectiveness of this Agreement, and the obligations of each party herein, are expressly subject to receipt of all regulatory approvals necessary to conduct the business of the Company as it relates to the Network.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                  ADELPHIA BUSINESS SOLUTIONS OPERATIONS, INC.


                                     By:    /s/ James P. Rigas
                                            ------------------
                                     Name:  James P. Rigas
                                     Title: President



                                  ACC OPERATIONS, INC.


                                     By:    /s/ Timothy J. Rigas
                                            --------------------
                                     Name:  Timothy J. Rigas
                                     Title: Chief Financial Officer

                                   SCHEDULE I

                                 Municipalities


Boulder, Colorado
Colorado Springs, Colorado
Denver, Colorado
Fort Collins, Colorado
Pueblo, Colorado

                                   SCHEDULE II

                                    Services

1. Scope of Services. The Manager shall provide the services, technical assistance, personnel, and expertise for:

      1.1. the management, sales and marketing, regulatory processing, accounting, and financial reporting for the Network, as more particularly described in 3;

      1.2. the engineering, design, planning, construction, maintenance, and operation of the Network, as more particularly described in 4;

      1.3. processing orders for service, billing for services provided by the Network and collection of receivables for the Network, as more particularly described in 5; and

      1.4. monitoring and controlling the Network, as more particularly described in 6.

2.    Types of Services Generally.  The Manager shall:

      2.1. design and supervise the implementation of systems, facilities and procedures for the implementation of the services described in this Schedule;

      2.2.  train the personnel responsible for providing these services;

      2.3. provide continuing oversight of the operations and management of the Network; and

      2.4. provide periodic recommendations to the Company regarding the operations and management of the Network.

3. Management Services. The Manager shall provide the following services with respect to the management, marketing, regulatory processing, accounting and financial reporting for the Network:

      3.1. Sales & Marketing. The Manager shall provide to the Company continuing recommendations, advice and assistance regarding sales and marketing plans and strategy for the Network. The Manager shall provide sales and marketing supervisory personnel and develop appropriate marketing and sales materials and presentations. The Manager shall negotiate agreements on behalf of the Company with the major interexchange carriers and shall use its best efforts to maintain relations between the Company and these carriers.

      3.2. Regulatory Support. The Manager shall prepare and file, or cause to be prepared and filed, all appropriate regulatory filings, certificates, tariffs and reports that are required by local, state and federal governmental regulatory bodies in connection with the operation of the Network for review and execution by the Company. The Manager shall monitor the tariff filings including pricing of competitive services and regulatory activities of the dominant local telephone company in the Network's service area and recommend appropriate changes to the Company's regulatory documents, as well as make recommendations for other action by the Company.

      3.3. Management. The Manager shall assist the Company in hiring, training and developing appropriate management and administrative personnel. The Manager shall provide all human resources functions for these employees including payroll and benefit administration. The Manager shall provide advice concerning appropriate management strategies to assist the Company in achieving its financial and strategic objectives. The Manager shall consult with and advise the Company and its personnel with regard to the administration, supervision and control of the day-to-day operation of the Network.

      3.4. Accounting. The Manager shall develop, implement and maintain systems and procedures for purchasing, accounting, tax application, bookkeeping, cash management and treasury functions.

      3.5. Budgets. The Manager shall prepare and, on or prior to December 1 of each calendar year, submit to the Company for approval, operating and capital budgets relating to the operation of the Network (the "Budgets") for the next succeeding calendar year except that the Budgets for 2001 shall be prepared and delivered concurrently with the execution of the Management Agreement. The Budgets shall include adequate provision for the construction of the Network. The Company shall review such Budgets and, after consultation with the Manager, shall make such changes therein, consistent with the construction and operation of the Network, as it shall deem necessary or appropriate. Notwithstanding anything to the contrary contained elsewhere herein, the Manager shall use its best efforts to cause the Network to be operated in accordance with the Budgets as so approved by the Company and shall not make, or commit the Company to make, expenditures on behalf of the Company or the Network that exceed the expenditures established in the Budgets without the prior written consent of the Company.

4. Engineering Support Services. The Manager shall provide the following services with respect to the engineering, design, planning, construction, maintenance and operation of the Network. This Network is to include but not be limited to: generic switch updates (Retrofits), software updates BWM's, hot slides, switch equipment upgrades, datebase translation, AIN switched date services, STP management, switch balance, and switch loading:

      4.1. Engineering and Design. The Manager shall advise and make recommendations to the Company regarding system engineering, system design and overall technical guidance with regard to the Network deployment, growth, RSM rehome, power, powering redundancies, call route diversity, evaluation including powering of the Network, selection and purchase of appropriate electronic equipment and other supporting infrastructure for the Network. The Manager shall maintain databases and records of all installed circuits and fiber plant.

      4.2. Central Office Equipment. The Manager shall oversee the development of systems for the Company that will facilitate the installation of one or more central offices for the provision of Company services, including the planning and implementation for future growth.

      4.3. Customer Premises Equipment. The Manager shall oversee the development of systems for the Company that will facilitate the installation of customer premises equipment and coordinate the relationship between end users and interexchange telecommunications companies to facilitate the use of the Network, including the planning and implementation for future growth.

      4.4. Network Development. The Manager shall provide recommendations and advice to the Company concerning the overall development of the Network, including Network operating procedures, Network expansion and rights-of-way acquisition and systems for the continuing care and maintenance of the fiber optic cable, telecommunications and business switch equipment and appurtenances of the Network.

      4.5. Network Personnel. The Manager shall recruit and train all technical personnel necessary to operate and maintain the Network and ensure that these personnel are capable of operating and maintaining the fiber equipment and infrastructure used in the Network.

5. Service Order, Billing and Collection Support Services. The Manager shall provide the following services with respect to processing orders for service, billing for services provided by the Network and collection of receivables for the Network:

      5.1. Service Order System. The Manager shall develop, implement and maintain a service ordering system and associated procedures capable of processing service requests from both interexchange carders and end user customers for the Network.

      5.2. Billing System. The Manager shall assist in the development and implementation of a billing system and associated procedures capable of processing service requests from both interexchange carriers and end user customers for the Network, which billing system and procedures shall comply with applicable regulations, if any.

      5.3. Collection System. The Manager shall develop, implement and maintain procedures for the collection of outstanding accounts receivable, in accordance with all applicable federal and state laws, rules and regulations, from both interexchange carriers and end user customers for the Network. The Manager shall perform credit checks to determine the credit worthiness of new customers.

      5.4. Record Keeping. The Manager shall prepare and maintain appropriate records associated with providing the services described above.

6. Network Monitoring Services. The Manager shall provide network monitoring services from its NCC in Coudersport, Pennsylvania, which shall be staffed at all times by employees of the Manager.

The Manager shall provide the following services with respect to monitoring and controlling the Network:

      6.1. Monitoring. The Manager shall provide ongoing monitoring of the Company's central offices, buildings, switches and circuits that are operational on the Network to ensure that the Network and its components are functioning properly.

      6.2. Maintenance. The Manager shall provide routine maintenance and diagnostic tests to identify potential problems and areas for improvement.

      6.3. Trouble Calls. The Manager shall receive, track and coordinate trouble calls from customers, interexchange carriers and the Company's employees.

      6.4. Remote Repairs. The Manager shall correct and repair any trouble situations that may be corrected or repaired from a remote location.

      6.5. Dispatch. The Manager shall coordinate the dispatch of local employees or contractors of the Company or the Manager to correct trouble and maintenance situations that require local, on-site support.

      6.6. New Services. The Manager shall assist in the provision of new services in coordination with local employees of the Company.

7. Accounts. The Manager and the Company shall use good faith efforts to agree on methods of cash management functions, including, but not limited to, collection of revenues and disbursements for regular recurring operating expenses of the Network, as well as extraordinary expenses.

Schedule of Similar Agreements

In accordance with Instruction 2 to Regulation SK 601(a), following is a list of similar agreements to Exhibit 10.17:

Management Agreement between Adelphia Business Solutions Operations, Inc. and ACC Operations, Inc. for the management of a telecommunications network in California.

Management Agreement between Adelphia Business Solutions Operations, Inc. and ACC Operations, Inc. for the management of a telecommunications network in Ohio.

Management Agreement between Adelphia Business Solutions of Virginia, LLC and ACC Operations, Inc. for the management of a telecommunications network in California.